Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE

PEAPACK-GLADSTONE FINANCIAL CORPORATION

ANNOUNCES COMPLETION OF $42 MILLION RIGHTS OFFERING

Bedminster, NJ, December 12, 2013 -- Peapack-Gladstone Financial Corporation (Nasdaq: PGC), the parent corporation of Peapack-Gladstone Bank, (the “Company”), announced today that it had successfully completed the sale of 2,470,588 common shares in its rights offering and sale to standby investors. The common shares in the offering were all sold at a price of $17.00 per share, representing gross proceeds to the Company of $42.0 million. Sandler O'Neill + Partners, L.P. acted as dealer manager in this transaction.

Douglas L. Kennedy, President and CEO of the Company, commented, “We are extremely pleased to complete the rights offering. The proceeds will enable the Company to fund our expansion plans, increase working capital and pursue strategic opportunities which may be presented to us from time to time. We would like to thank our shareholders for their vote of confidence and continued support of the Company and welcome our new shareholders.”

About the Company

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $1.8 billion as of September 30, 2013. Founded in 1921, Peapack-Gladstone Bank is a commercial bank that provides innovative private banking services to businesses, non-profits and consumers which help them to establish, maintain and expand their legacy. Through its private banking locations in Bedminster, Morristown, Princeton and Teaneck, its wealth management division and its branch network and online platforms, Peapack-Gladstone Bank offers an unparalleled commitment to client service. For additional information about Peapack-Gladstone Bank, visit www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•	inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan;

•	inability to manage our growth;

•	a continued or unexpected decline in the economy, in particular in our New Jersey and New York market areas;

•	declines in our net interest margin caused by the low interest rate and highly competitive market;

•	declines in value in our investment portfolio;

•	higher than expected increases in our allowance for loan losses;

•	higher than expected increases in loan losses or in the level of nonperforming loans;

•	unexpected changes in interest rates;

•	a continued or unexpected decline in real estate values within our market areas;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;

•	successful cyber attacks against our IT infrastructure and that of our IT providers;

•	higher than expected FDIC insurance premiums;

•	lack of liquidity to fund our various cash obligations;

•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on form 10-K for the year ended December 31, 2012. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Finn M.W. Caspersen, Jr.

SEVP, COO and General Counsel

Peapack-Gladstone Financial Corporation

T: 908-719-6559